EXHIBIT 23.3

We consent to the use in this Registration Statement of Camtek Ltd. on Form F-1 of our report dated February 18, 2004, relating to the consolidated financial statements as at and for the year ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 1, 2004